                            CERTIFICATE OF SECRETARY

                       PIMCO MUNICIPAL INCOME FUND ("PMF")
                 PIMCO CALIFORNIA MUNICIPAL INCOME FUND ("PCQ")
                  PIMCO NEW YORK MUNICIPAL INCOME FUND ("PNF")
                       PIMCO CORPORATE INCOME FUND ("PCN")
                     PIMCO MUNICIPAL INCOME FUND II ("PML")
                PIMCO CALIFORNIA MUNICIPAL INCOME FUND II ("PCK")
                 PIMCO NEW YORK MUNICIPAL INCOME FUND II ("PNI")
                     PIMCO MUNICIPAL INCOME FUND III ("PMX")
               PIMCO CALIFORNIA MUNICIPAL INCOME FUND III ("PZC")
                PIMCO NEW YORK MUNICIPAL INCOME FUND III ("PYN")
                    PIMCO CORPORATE OPPORTUNITY FUND ("PTY")
              NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND ("NCV")
                         PIMCO HIGH INCOME FUND ("PHK")
             NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II ("NCZ")
                     PIMCO FLOATING RATE INCOME FUND ("PFL")
                    PIMCO FLOATING RATE STRATEGY FUND ("PFN")
             NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND ("NFJ")
        NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND ("NAI")
                  PIMCO GLOBAL STOCKSPLUS & INCOME FUND ("PGP")
                   PIMCO MUNICIPAL ADVANTAGE FUND INC. ("MAF")
                        ALLIANZ RCM GLOBAL ECOTRENDS FUND
           NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND ("NIE")
                          FIXED INCOME SHARES ("FISH")
                           (COLLECTIVELY, THE "FUNDS")

                             REGARDING FIDELITY BOND

         The undersigned, being the duly elected, qualified and acting Secretary of the above referenced Funds, each a business trust organized under the laws of the Commonwealth of Massachusetts (except MAF, which is a Maryland Corporation), hereby certifies that attached hereto is a true and complete copy of resolutions that were approved in substantially the form attached hereto by the Board of
Trustees of the Funds at a meeting held on June 13, 2007, at which a quorum was present and voted in favor thereof, and that said resolutions have not been revoked or amended and are now in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as
Secretary of the above mentioned Funds on this 14th day of September, 2007.

                                        /s/ Thomas J. Fuccillo
                                        ----------------------------------------
                                        Thomas J. Fuccillo
                                        Secretary

                       PIMCO MUNICIPAL INCOME FUND ("PMF")
                 PIMCO CALIFORNIA MUNICIPAL INCOME FUND ("PCQ")
                  PIMCO NEW YORK MUNICIPAL INCOME FUND ("PNF")
                       PIMCO CORPORATE INCOME FUND ("PCN")
                     PIMCO MUNICIPAL INCOME FUND II ("PML")
                PIMCO CALIFORNIA MUNICIPAL INCOME FUND II ("PCK")
                 PIMCO NEW YORK MUNICIPAL INCOME FUND II ("PNI")
                     PIMCO MUNICIPAL INCOME FUND III ("PMX")
               PIMCO CALIFORNIA MUNICIPAL INCOME FUND III ("PZC")
                PIMCO NEW YORK MUNICIPAL INCOME FUND III ("PYN")
                    PIMCO CORPORATE OPPORTUNITY FUND ("PTY")
              NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND ("NCV")
                         PIMCO HIGH INCOME FUND ("PHK")
             NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II ("NCZ")
                     PIMCO FLOATING RATE INCOME FUND ("PFL")
                    PIMCO FLOATING RATE STRATEGY FUND ("PFN")
             NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND ("NFJ")
        NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND ("NAI")
                  PIMCO GLOBAL STOCKSPLUS & INCOME FUND ("PGP")
                   PIMCO MUNICIPAL ADVANTAGE FUND INC. ("MAF")
                        ALLIANZ RCM GLOBAL ECOTRENDS FUND
           NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND ("NIE")
                          FIXED INCOME SHARES ("FISH")
                 (EACH, A "FUND" AND COLLECTIVELY, THE "FUNDS")

  Minutes of the Joint Meeting of the Boards of Trustees held on June 13, 2007

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Approval of Fidelity Bond Coverage and Agreement Among Joint Insureds
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                           RESOLVED, that, after considering all relevant
                  factors, the action of the Funds in joining Allianz Funds and
                  Premier VIT in a joint Investment Company Blanket Bond issued by National Union Fire Insurance Company; Great American
                  Insurance Company; and U.S. Fire Insurance Company covering larceny and embezzlement and certain other acts, with a limit of liability of $65.5 million, or such amount as is necessary to cover the addition of new funds to the Investment Company
                  Blanket Bond, for an aggregate one-year premium of an amount to be determined by Allianz Global Investors Funds Management
                  LLC once an aggregate premium figure is provided by the
                  insurance companies, plus any additional amount as may be
                  necessary to cover the addition of new funds to the Investment
                  Company Blanket Bond,

                  be and it is hereby approved, each Funds' share of the premium to be no greater than a pro rata amount based on the gross assets of the named insured.

                             RESOLVED, that pursuant to Rule 17g-1 under the
                  Investment Company Act of 1940, as amended, Brian S. Shlissel;
                  Lawrence Altadonna; Thomas J. Fuccillo, and Lagan Srivastava
                  are each hereby designated as an agent for the Funds to make the filings and give the notices required by subparagraph (g)
                  of said Rule.

                             RESOLVED, that the officers of the Funds, or any of
                  them, are authorized to make any and all payments and to do any and all other acts in the name of each Fund and on its behalf, as they, or any of them, may determined to be
                  necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions; and further

                           RESOLVED, that each Fund be and it hereby is
                  authorized to enter into an agreement with the other parties to the Investment Company Blanket Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, each Fund shall receive an equitable and
                  proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the Investment Company Act of
                  1940, as amended, and the President, the Treasurer and the
                  Secretary of the Funds be and they hereby are, and each of them acting individually hereby is, authorized to execute and deliver such agreement, the taking of any or all such actions to be conclusive evidence of its authorization hereby.

                               RESOLVED, that the form and amount of the
                  Investment Company Blanket Bond, after consideration of all relevant factors including the Fund's aggregate assets to
                  which persons covered by the bond have access, the type and terms of arrangements made for custody and safekeeping of
                  assets, and the nature of the securities held, be and they hereby are approved.